SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): January 30, 2003 (December 14, 2001)

LUMMI DEVELOPMENT, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	000-32295	95-4735254

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Preston Ridge Road, Suite 500, Alpharetta, GA 30005 (Address of Principal Executive Offices)

(770) 343-8196 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

EXPLANATORY NOTE

     Lummi Development, Inc. (the “Registrant”) hereby amends Item 4 of its Current Report on Form 8-K as filed with the Commission on October 31, 2002, and its amendments to such Current Report on Form 8-K/A as filed with the Commission on November 27, 2002 and January 14, 2003, to reflect a change in Signature Horizons, Inc.’s (the accounting acquirer’s) auditor that occurred on December 14, 2001 and January 29, 2002.

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On or about December 14, 2001, Powell & Booth, PC declined to stand for re-election as Signature Horizons, Inc. f/k/a Oasis Group independent accountants because Powell & Booth, PC does not perform audit work for reporting companies. Powell & Booth, PC had been engaged to audit the Company’s financial statements for the year ended December 31, 2000 and for the period from November 16, 1999 (inception) to December 31, 2000. On or about January 29, 2002 the Company retained the firm of Braverman & Company, P.C., as its independent accountants to conduct the audit of the Company’s financial statements for the fiscal year 2001 and thereafter. The decision to engage Braverman & Company, P.C. was approved by the Board of Directors of the Company.

     During the two most recent fiscal years and the subsequent interim period through December 14, 2001, there were no disagreements with Powell & Booth, PC on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit report of Powell & Booth, PC on the financial statements for the year ended December 31, 2000 and for the period from November 16, 1999 (inception) to December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through January 29, 2002, the Company did not consult with Braverman & Company, P.C. regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s Financial Statements.

     The registrant has provided Powell & Booth, PC, a copy of this disclosure and has requested that Powell & Booth furnish it with a letter addressed to the U.S. Securities and Exchange Commission, which is filed as Exhibit No. 16.1 to this report on Form 8-K/A.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired. Not Applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Exhibits 16.1 Letter on change of certifying accountant.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Lummi Development, Inc.

Dated: January 30, 2003	By:	/s/ Peggy A. Evans Peggy A. Evans Chief Operating Officer, Chief Financial Officer and Secretary